EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 189

We consent to the use of our report dated April 4, 2017, with respect to the financial statement of Nuveen Unit Investment Trust, Series 189, comprising Nuveen TIAA ESG Global Dividend Portfolio, 2Q 2017, included in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-216333) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG  LLP

KPMG LLP

Chicago, Illinois

April 4, 2017